        As filed with the Securities and Exchange Commission on October 29, 2001
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            VIROPHARMA INCORPORATED
             (Exact name of registrant as specified in its charter)

          Delaware                                        94-2347624
----------------------------                 -----------------------------------
(State or other jurisdiction                 (I.R.S employer Identification No.)
     of incorporation)

                            ViroPharma Incorporated
                            405 Eagleview Boulevard
                          Exton, Pennsylvania  19341
                   (Address of Principal Executive Offices)

         ViroPharma Incorporated Stock Option and Restricted Share Plan
                            (Full title of the Plan)

                                Michel de Rosen
                     President and Chief Executive Officer
                            ViroPharma Incorporated
                            405 Eagleview Boulevard
                          Exton, Pennsylvania  19341
                    (Name and Address of Agent for Service)

                                 (610) 458-7300
          (Telephone number, including area code of agent for service)

                          Copies of Communications to:

--------------------------------------------------------------------------------
            Jeffrey P. Libson, Esquire           Thomas F. Doyle, Esquire
               Pepper Hamilton LLP               ViroPharma Incorporated
         1235 Westlakes Drive, Suite 400          405 Eagleview Boulevard
         Berwyn, Pennsylvania 19312-2401         Exton, Pennsylvania 19341
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
 Title of Securities to     Amount to Be      Proposed Maximum          Proposed Maximum          Amount of
    Be Registered           Registered(1)      Offering Price Per        Aggregate Offering     Registration
                                                  Share(3)                  Price(3)                Fee
================================================================================================================
Common Stock, $.002
 par value (2)              1,000,000 (4)          $25.65                 $25,650,000           $6,412.50
================================================================================================================

  (1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

  (2) Includes rights to purchase ViroPharma Incorporated Series A Junior Participating Preferred Stock, or Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidence separately from ViroPharma common stock.

  (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and the low sales price per share of the Common Stock of ViroPharma on October 23, 2001 as reported by the Nasdaq National Market.

  (4) Represents the additional shares of Common Stock subject to future grants under the Company's Stock Option and Restricted Share Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement is filed solely to reflect an increase of 1,000,000 shares of the Registrant's common stock, par value $0.002 per share, reserved for the Registrant's Stock Option and Restricted Share Plan, as amended and restated. Except as noted below, in accordance with General Instruction E to Form S-8, the contents of the Registration Statement No. 333-34129 filed on August 22, 1997, Registration Statement No. 333-60951 filed on August 7, 1998 and Registration Statement No. 333-38256 filed on June 1, 2000 are incorporated herein by reference.

ITEM 8. EXHIBITS.

5       Opinion of Pepper Hamilton LLP.

23.1    Consent of KPMG LLP.

23.2    Consent of Pepper Hamilton LLP (contained in Exhibit 5).

24.1 Power of Attorney (included on signature page of this Registration Statement).

99.1 ViroPharma Incorporated Stock Option and Restricted Share Plan, as amended and restated (Incorporated by reference to Annex B of the registrant's Proxy Statement filed with the Securities and Exchange Commission on April 26, 2001).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Exton, Pennsylvania, on the 29th day of October, 2001.


                                  ViroPharma Incorporated


                                  By:  /s/ Michel de Rosen
                                       -------------------
                                       Michel de Rosen
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person in so signing also makes, constitutes and appoints Michel de Rosen and Vincent J. Milano, and each of them acting alone, his or her true and lawful attorney-in-fact and agent with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission, pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

            Signature                                      Title                                    Date
---------------------------------    -----------------------------------------------    --------------------------
/s/ Michel de Rosen                    President, Chief Executive Officer and                 October 26, 2001
---------------------------------      Chairman of the Board of Directors
Michel de Rosen                        (Principal Executive Officer)

/s/ Vincent J. Milano                  Vice President, Chief Financial Officer and            October 26, 2001
---------------------------------      Treasurer (Principal Financial and
Vincent J. Milano                      Accounting Officer)

/s/ Claude H. Nash                     Chairman of the Board of Directors                     October 26, 2001
---------------------------------
Claude H. Nash, Ph.D.

/s/ Paul A. Brooke                     Director                                               October 26, 2001
---------------------------------
Paul A. Brooke

/s/ Frank Baldino, Jr.                 Director                                               October 26, 2001
---------------------------------
Frank Baldino, Jr., Ph.D.

/s/ Robert J. Glaser                   Director                                               October 26, 2001
---------------------------------
Robert J. Glaser

/s/ Howard Pien                        Director                                               October 26, 2001
---------------------------------
Howard Pien

/s/ Dennis J. Purcell                  Director                                               October 26, 2001
---------------------------------
Dennis J. Purcell

/s/ David J. Williams                  Director                                               October 26, 2001
---------------------------------
David J. Williams

                                 EXHIBIT INDEX

5       Opinion of Pepper Hamilton LLP.

23.1    Consent of KPMG LLP.

23.2    Consent of Pepper Hamilton LLP (contained in Exhibit 5).

24.1 Power of Attorney (included on signature page of this Registration Statement).

99.1 ViroPharma Incorporated Stock Option and Restricted Share Plan, as amended and restated (Incorporated by reference to Annex B of the registrant's Proxy Statement filed with the Securities and Exchange Commission on April 26, 2001).